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 (21)     Subsidiaries of the registrant

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                     Exhibit (21) Subsidiaries

                                                                              Percentage
                                                             Jurisdiction of  Owned By
                     Subsidiaries                            Incorporation    Registrant
                     ------------                            ---------------  ----------
                     All American Medical & Surgical Supply  New York             80%
                     Corp.
                     DCA Medical Services, Inc. (1)          Florida              99%

                     Dialysis Corporation of America         Florida              99%

                     Dialysis Services of Florida, Inc.-
                     Fort Walton Beach (1)                   Florida            79.2%

                     Dialysis Services of Pennsylvania, Inc.
                     Lemoyne (1)                             Pennsylvania         99%

                     Dialysis Services of Pennsylvania, Inc.
                     Wellsboro (1)                           Pennsylvania         99%

                     Renal Services of Pa., Inc.(1)          Pennsylvania         99%

                     Techdyne, Inc.                          Florida            62.5%

                     Techdyne (Scotland) Ltd.(2)             Scotland           62.5%


                ___________________

                (1) Dialysis Corporation of America is the owner of 100% of the outstanding shares of DCA Medical Services, Inc., Dialysis Services of Pennsylvania, Inc. - Lemoyne, Dialysis Services of Pennsylvania, Inc. - Wellsboro, Renal Services of Pa., Inc., and 80% of Dialysis Services of Florida, Inc. - Fort Walton Beach.

                (2)      Owned 100% by Techdyne, Inc.